Exhibit 99.2

Astellas and Maxygen Announce Completion of

Acquisition of Perseid by Astellas

TOKYO and REDWOOD CITY, Calif., May 16, 2011 — Astellas Pharma Inc. (“Astellas”; Tokyo:4503) and Maxygen, Inc. (“Maxygen”; Nasdaq: MAXY) today announced that Astellas has completed its purchase of all of Maxygen’s equity interests in Perseid Therapeutics LLC (“Perseid”) for $76.0 million in cash.

Under the terms of the companies’ 2009 joint venture arrangement, Maxygen transferred substantially all of its protein pharmaceutical programs and related assets and research and development personnel to Perseid and granted Astellas an option to acquire all of Maxygen’s ownership interest in Perseid at specified exercise prices that increased each quarter over the term of the option, which option was scheduled to expire on September 18, 2012. As previously announced, Astellas exercised its option on March 17, 2011 at the $76.0 million option price in effect on the date of exercise. As a result of this transaction, Perseid has become a wholly-owned subsidiary of Astellas.

About Maxygen

Maxygen retains all rights to its MAXY-G34 product candidate, which is designed to be an improved, next-generation pegylated, granulocyte colony stimulating factor, or G-CSF, for the treatment of chemotherapy-induced neutropenia. In addition to the $76.0 million in cash Maxygen has received from Astellas, it also held approximately $100.0 million in cash and cash equivalents as of March 31, 2011 (excluding cash and cash equivalents held by Perseid as of such date) and Maxygen remains eligible for a milestone payment of up to $30.0 million from Bayer HealthCare LLC related to the sale of hematology assets to Bayer in July 2008. For more information, please visit www.maxygen.com.

About Astellas

Astellas Pharma Inc., located in Tokyo, Japan, is a pharmaceutical company dedicated to improving the health of people around the world through provision of innovative and reliable pharmaceuticals. Astellas has approximately 16,000 employees worldwide. The organization is committed to becoming a global category leader in Urology, Immunology & Infectious Diseases, Oncology, Neuroscience, and DM complications & Metabolic Diseases. For more information on Astellas Pharma Inc., please visit our website at www.astellas.com/en.

Cautionary Statement Regarding Maxygen Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Maxygen’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Maxygen expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: economic, business, competitive, and/or regulatory factors affecting business of Maxygen and the markets it serves generally, including those set forth in Maxygen’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K and other SEC filings. Maxygen is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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Contact:

Maxygen

Linda Chrisman

linda.chrisman@maxygen.com

650.298.5351

Astellas

Corporate Communications

Tel: +81-3-3244-3201    Fax: +81-3-5201-7473

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